         As filed with the Securities and Exchange Commission on August 18, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                        SOFTWARE TECHNOLOGIES CORPORATION
             (Exact name of Registrant as specified in its charter)

                                               404 E. Huntington Avenue
       California                             Monrovia, California  91016                                  95-4249153
(State of Incorporation)     (Address of principal executive offices, including zip code)     (IRS Employer Identification Number)

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                                 1997 Stock Plan
                                 1998 Stock Plan
                        2000 Employee Stock Purchase Plan
                            (Full title of the plans)
                 ----------------------------------------------


                                 Barry J. Plaga
                Senior Vice President and Chief Financial Officer
                        SOFTWARE TECHNOLOGIES CORPORATION
                            404 E. Huntington Avenue
                           Monrovia, California 91016
                                 (626) 471-6000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                           J. Robert Suffoletta, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050

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
                                              CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                     AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
       TITLE OF SECURITIES TO BE REGISTERED           REGISTERED            SHARE                PRICE         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be issued under
   the 1997 Stock Plan                                  4,806,503        $1.58643(2)         $ 7,625,180.55       $ 2,013.05

Common Stock, no par value, to be issued under
   the 1998 Stock Plan                                  4,394,320        $21.03125(1)        $92,418,042.50       $24,398.36

                                                        9,519,773        $6.43636(2)         $61,272,686.14       $16,176.00

 Common Stock, no par value, to be issued under
   the 2000 Employee Stock Purchase Plan                2,250,000        $17.8765625(1)      $40,222,265.62       $10,618.68

                                            TOTAL:     20,970,596                                                 $53,206.09
==============================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $21.03125 per share, which was the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on August 14, 2000 (the "Market Price"). The price per share for the Employee Stock Purchase Plan is 85% of the Market Price.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the weighted average price of the outstanding options as of June 30, 2000.

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                        SOFTWARE TECHNOLOGIES CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The Company's Registration Statement on Form S-1 (File No. 333-30648) as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its Common Stock.

          (b) The Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act 1934 (the "Exchange Act") on April 3, 2000, and any further amendment or report filed hereafter for the purpose of updating any such description.

          (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000.

          (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Counsel for the Company, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion as to validity of the Common Stock offered hereby. As of the date of this Registration Statement, certain members of Wilson Sonsini Goodrich & Rosati, P.C. and investment partnerships in which such persons are partners, beneficially owned 128,264 shares of the Company's Common Stock. Jeffrey D. Saper, a member of Wilson Sonsini Goodrich & Rosati, P.C., serves as the Secretary of the Company.

Item 6. Indemnification of Directors and Officers.

     The Company's Articles of Incorporation limits the liability of directors to the maximum extent permitted by California law. California law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) any breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemption; or (iv) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify the Company's directors and executive officers and may indemnify other officers and employees and the Company's agents to the fullest extent permitted by law. The Company believes that indemnification under the Company's Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether the Bylaws would permit indemnification. The Company has director and officer liability insurance that covers matters, including matters arising under the Securities Act.

     The Company has entered into agreements to indemnify the Company's directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, provide for indemnification of the Company's directors and executive officers for judgments, fines, settlement amounts and expenses, including attorneys' fees, incurred by any of these persons in any action or proceeding, including any action by or in the right of Company, arising out of that person's services as a director or executive officer of the Company's, any subsidiary of the Company's or any other company or enterprise to which the person provides services at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number         Description
-------        -----------
  4.1*         1997 Stock Plan, as amended
  4.2*         1998 Stock Plan, as amended
  4.3*         2000 Employee Stock Purchase Plan
  5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
 23.1          Consent of Ernst & Young LLP, Independent Auditors
 23.2          Consent of Wilson Sonsini Goodrich & Rosati, P.C.
               (contained in Exhibit 5.1)
 24.1          Power of Attorney (See page 10)

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*    Incorporated by reference to the Registrant's Registration Statement on
     Form S-1 (File No. 333-30648), as amended, declared effective by the Securities and Exchange Commission on April 27, 2000.


Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a report by the registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on August 16, 2000

                                        SOFTWARE TECHNOLOGIES CORPORATION

                                        By: /s/ BARRY J. PLAGA
                                           -------------------------------------
                                           Barry J. Plaga
                                           Senior Vice President
                                           & Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Demetriades and Barry J. Plaga, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on August 16, 2000.

               Signature                                   Title
---------------------------------------    -------------------------------------
/s/ JAMES T. DEMETRIADES                   Chairman of the Board of Directors,
---------------------------------------    President & Chief Executive Officer
James T. Demetriades                       (Principal Executive Officer)


/s/ BARRY J. PLAGA                          Senior Vice President
---------------------------------------     (Principal & Chief Financial Officer
Barry J. Plaga                              Financial and Accounting Officer)


/s/ STERGE T. DEMETRIADES                   Director
---------------------------------------
Sterge T. Demetriades


/s/ SALAH M. HASSANEIN                      Director
---------------------------------------
Salah M. Hassanein


/s/ RAYMOND J. LANE                         Director
---------------------------------------
Raymond J. Lane


/s/ GEORGE J. STILL                         Director
---------------------------------------
George J. Still


/s/ JACKSON L. WILSON, JR.                  Director
---------------------------------------
Jackson L. Wilson, Jr.


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

                                INDEX TO EXHIBITS

Exhibit
Number         Description
-------        -----------
  4.1*         1997 Stock Plan, as amended
  4.2*         1998 Stock Plan, as amended
  4.3*         2000 Employee Stock Purchase Plan
  5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
 23.1          Consent of Ernst & Young LLP, Independent Auditors
 23.2          Consent of Wilson Sonsini Goodrich & Rosati, P.C.
               (contained in Exhibit 5.1)
 24.1          Power of Attorney (See page 10)

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*    Incorporated by reference to the Registrant's Registration Statement on
     Form S-1 (File No. 333-30648), as amended, declared effective by the Securities and Exchange Commission on April 27, 2000.